                       SHAREHOLDER SERVICE PLAN AND AGREEMENT
                                  CRESTFUNDS, INC.

                                    TRUST CLASS


     CrestFunds, Inc. (the "Fund") is an open-end investment company registered under the Investment Company Act of 1940, as amended, and currently consisting of a number of separately managed portfolios (the "Portfolios"). The Fund desires to retain SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation, to itself provide, or to compensate service providers who themselves provide, the services described herein to clients (the "Clients") who from time to time beneficially own Trust Class shares (the "Shares") of the following Portfolios of the Fund: Limited Term Bond Fund; Intermediate Bond Fund; Government Bond Fund; Maryland Municipal Bond Fund; Virginia Intermediate Municipal Bond Fund; Virginia Municipal Bond Fund; Value Fund; Capital Appreciation Fund; and Special Equity Fund. The Distributor is willing to itself provide, or to compensate service providers for providing, such shareholder services in accordance with the terms and conditions of this Agreement.

Section 1. The Distributor will provide, or will enter into written agreements in the form attached hereto as EXHIBIT A with service providers pursuant to which the service providers will provide, one or more of the following shareholder services to Clients who may from time to time beneficially own the Shares;

          (i) maintaining sub-accounts relating to Clients that invest in Shares;

          (ii) providing information periodically to Clients showing their positions in Shares;

          (iii)    arranging for bank wires;

          (iv) responding to Client inquiries relating to the services performed by the Distributor or any service provider;

          (v) responding to inquiries from Clients concerning their investments in Shares;

          (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

          (vii) processing purchase, exchange and redemption requests from Clients and placing such orders with the Fund and/or the transfer agent for the Fund;

          (viii) assisting Clients in changing dividend options, account designations, and addresses;

          (ix) providing subaccounting with respect to Shares beneficially owned by Clients;

          (x) processing dividend payments from the Fund on behalf of Clients; and

          (xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.


Section 2. The Distributor will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Distributor's business, or any personnel employed by the Distributor) as may be reasonably necessary or beneficial in order to fulfill its responsibilities under this Agreement.

Section 3. Neither the Distributor nor any of its officers, employees, or agents is authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then-current prospectus or Statement of Additional Information for the Shares, copies of which will be supplied to the Distributor, or in such supplemental literature or advertising as may be authorized in writing.

Section 4. For purposes of this Agreement, the Distributor and each service provider will be deemed to be independent contractors, and will have no authority to act as agent for the Fund in any matter or in any respect. By its written acceptance of this Agreement, the Distributor agrees to and does release, indemnify, and hold the Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Distributor or its officers, employees, or agents regarding the Distributor's responsibilities under this Agreement, the provision of the aforementioned services to Clients by the Distributor or any service provider, or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Distributor and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Fund or its designees concerning the performance of the Distributor's responsibilities under this Agreement.

Section 5. In consideration of the services and facilities to be provided by the Distributor or any service provider, each Portfolio that has issued the Shares will pay to the Distributor a fee, as agreed from time to time, at an annual rate of up to .25% (twenty-five basis points) of the average net asset value of all of the Shares of each Portfolio, which fee will be computed daily and paid monthly. The Fund may, in its discretion and without notice, suspend or withdraw the sale of the Shares of any Portfolio, including the sale of the Shares to any service provider for the account of any Client or Clients. The Distributor may waive all or any portion of its fee from time to time.

Section 6. The Distributor shall provide the Fund, for review by the Fund's Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to Section 5 of this Agreement and the purposes for which such expenditures were made. Such written report shall be in a form satisfactory to the Fund and shall supply all information necessary for the Board to discharge its responsibilities.


Section 7. The Fund may enter into other similar servicing agreements with any other person or persons without the Distributor's consent.

Section 8. By its written acceptance of this Agreement, the Distributor represents, warrants, and agrees that the services provided by the Distributor under this Agreement will in no event be primarily intended to result in the sale of the Shares.

Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Fund or its designee and shall continue until terminated by either party. This Agreement is terminable with respect to the Shares of any Portfolio, without penalty, at any time by the Fund or by the Distributor upon written notice to the Fund.

Section 10. All notices and other communications to either the Fund or to the Distributor will be duly given if mailed, telegraphed, telefaxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

Section 11. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.


By their signatures, the Fund and the Distributor agree to the terms of this Agreement.



CRESTFUNDS, INC.


By:  /s/ Kevin P. Robins                Date:  September 30, 1998
     --------------------------                ------------------
     Name:  Kevin P. Robins
     Title:  Vice President and Assistant Secretary



SEI INVESTMENTS DISTRIBUTION CO.


By:  /s/ S. Courtney E. Collier         Date:  September 30, 1998
     ---------------------------               ------------------
     Name:  S. Courtney E. Collier
     Title:  Vice President and Assistant Secretary

                                                                      EXHIBIT A


                       SHAREHOLDER SERVICE PROVIDER AGREEMENT
                                  CRESTFUNDS, INC.
                                    TRUST CLASS


     SEI Investments Distribution Co. (the "Distributor") is the distributor for CrestFunds, Inc. (the "Fund"), an open-end investment company registered under the Investment Company Act of 1940, as amended, and currently consisting of a number of separately managed portfolios (the "Portfolios"). Pursuant to a Shareholder Service Plan and Agreement between the Fund and the Distributor, the Distributor is authorized to retain _________________, a _______________ (the "Service Provider") to provide the shareholder services described in Section 1 to clients of the Service Provider (the "Clients") who from time to time beneficially own Trust Class shares (the "Shares") of the following Portfolios of the Fund: Limited Term Bond Fund; Intermediate Bond Fund; Government Bond Fund; Maryland Municipal Bond Fund; Virginia Intermediate Municipal Bond Fund; Virginia Municipal Bond Fund; Value Fund; Capital Appreciation Fund; and Special Equity Fund. The Service Provider is willing to provide such services in accordance with the terms and conditions of this Agreement.

Section 1. The Service Provider agrees to provide one or more of the following shareholder services to Clients who from time to time beneficially own the Shares:

     (i) maintaining sub-accounts relating to Clients that invest in Shares;

     (ii) providing information periodically to Clients showing their positions in Shares;

     (iii)    arranging for bank wires;

     (iv) responding to Client inquiries relating to the services performed by the Service Provider;

     (v) responding to inquiries from Clients concerning their investments in Shares;

     (vi) forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

     (vii) processing purchase, exchange and redemption requests from Clients and placing such orders with the Fund and/or the transfer agent for the Fund;

     (viii) assisting Clients in changing dividend options, account designations, and addresses;

     (ix) providing subaccounting with respect to Shares beneficially owned by Clients;

     (x) processing dividend payments from the Fund on behalf of the Clients; and

     (xi) providing such other similar services as the Fund may, through the Distributor, reasonably request to the extent that the Service Provider is permitted to do so under applicable laws or regulations.

Section 2. The Service Provider will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Service Provider's business, or any personnel employed by the Service Provider) as may be reasonably necessary or beneficial in order to provide the aforementioned services and assistance to Clients.

Section 3. Neither the Service Provider nor any of its officers, employees, or agents are authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's then-current prospectus or Statement of Additional Information for the Shares, copies of which will be supplied to the Service Provider, or in such supplemental literature or advertising as may be authorized in writing.

Section 4. For purposes of this Agreement, the Service Provider will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor or the Fund in any matter or in any respect. By its written acceptance of this Agreement, the Service Provider agrees to and does release, indemnify, and hold the Distributor and the Fund harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Service Provider or its officers, employees, or agents regarding the Service Provider's responsibilities hereunder or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Service Provider and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Distributor or the Fund or their designees concerning the performance of the Service Provider's responsibilities under this Agreement.

Section 5. In consideration of the services and facilities provided by the Service Provider hereunder, the Distributor will pay to the Service Provider, and the Service Provider will accept as full payment therefor, a fee, as agreed from time to time, at an annual rate of up to .25% (twenty-five basis points) of the average daily net asset value of the Shares of each Portfolio owned by all Clients of the Service Provider with whom the Service Provider has a servicing relationship (the "Clients' Share"), which fee will be computed daily and paid monthly.

Section 6. The Fund or the Distributor may enter into other similar servicing agreements with any other person or persons without the Service Provider's consent.

Section 7. By its written acceptance of this Agreement, the Service Provider represents, warrants and agrees that: (i) the Service Provider will disclose to its Clients the compensation payable to it in connection with the investment of such Clients' assets in Shares, such compensation will be authorized by its Clients, and such compensation will not be excessive; (ii) the services provided by the Service Provider under this Agreement will in no event be primarily intended to result in the sale of Shares; and (iii) if an issue pertaining to this Agreement is submitted for shareholder approval, the Service Provider will vote any Shares held for its own account in the same proportion as the vote of those Shares held for its Clients' accounts.

Section 8. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Distributor or its designee and shall continue until terminated by either party. This Agreement is terminable with respect to the Shares of any Portfolio, without penalty, at any time by the Distributor or by the Service Provider upon written notice to the Distributor.

Section 9. All notices and other communications to either the Distributor or to the Service Provider will be duly given if mailed, telegraphed, telefaxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

Section 10. This Agreement will be construed in accordance with the laws of the Commonwealth of Virginia and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.


By their signatures, the Distributor and the Service Provider agree to the terms of this Agreement.


SEI INVESTMENTS DISTRIBUTION CO.


By:                                     Date:
     -------------------------               --------------------

     Name:
     Title:



------------------------------
(Service Provider)


By:                                     Date:
     -------------------------               --------------------

     Name:
     Title:

                                     EXHIBIT 1




Pursuant to Section 5 of the Shareholder Service Provider Agreement, Service Provider shall be entitled to compensation for sales of the Shares as follows:

 .05% of the average daily net assets of the bond funds sold by Service Provider.

 .10% of the average daily net assets of the equity funds sold by Service Provider.


  This fee shall be calculated daily and paid monthly.











225608.v2




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